Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 2003, relating to the financial statements, which appears in the AmeriCredit Corp.’s Annual Report on Form 10-K for the year ended June 30, 2003.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

December 18, 2003